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                                                        Exhibit A

               NEW ENGLAND ELECTRIC RESOURCES, INC.
                          Balance Sheet
                          March 31, 1997
                (Unaudited, Subject to Adjustment)
                      (thousands of dollars)
ASSETS
------
Current assets:
 Cash                                                            $    43
 Accounts receivable                                                 717
 Accounts receivable from associated companies                        86
 Prepayments                                                         793
                                                             -----------
    Total current assets                                           1,639
                                                             -----------
Investment in Separation Technologies, Inc.,
   at cost                                                         1,000
Investment in Monitoring Technologies, Inc.,
   at cost                                                           475
                                                             -----------
    Total other assets                                             1,475
                                                             -----------
Total assets                                                     $ 3,114
                                                             ===========
LIABILITIES AND PARENT COMPANY'S INVESTMENT
-------------------------------------------
Current liabilities:
 Accounts payable to associated companies                        $    62
 Accounts payable                                                    318
 Tax collections payable                                               1
                                                             -----------
    Total current liabilities                                        381

 Accumulated deferred income taxes                                    17
                                                             -----------
Total liabilities                                                    398

Parent company's investment:
 Common stock, par value $1 per share                                  1
 Subordinated notes payable to parent                              9,149
 Accumulated deficit                                              (6,434)
                                                             -----------
    Total parent company's investment                              2,716
                                                             -----------
Total liabilities and parent company's
 investment                                                      $ 3,114
                                                             ===========